Exhibit 10.20

Real Estate Sublease Agreement

☐ Deposit     ☐ Monthly

With respect to the real estate identified below, both the sub-Sublessor and the sub-Sublessee shall enter into this sub-lease Agreement as follows:
1. Identification of Real Estate
Location	11th floor, 527 Eonju-ro, Gangnam-gu, Seoul, Republic of Korea
Land	Land category	Land	Area	㎡
Building	Structure use	Office	Area	351.04 ㎡
Parts for Sub Lease	11th Fl		Area	234.14 ㎡
2. Agreements
Article 1. (Purpose) With respect to the lease of the above real estate, the Sublessor and Sublessee shall agree to the payment of the security deposit and rent as follows:
Security Deposit	[One hundred million and fifty thousand] Korean won (₩ 100,050,000)
Contract Price	[ - ]
Interim Price	[ - ]
Balance	[One hundred million and fifty thousand] Korean Won (₩ 100,050,000)
Rent	[₩ 5,722,860] Korean won shall be paid as [pre-payment, post-payment] on the [last] day of every month.

Article 2 (Term of the Agreement) The Sublessor shall deliver the above real estate for use and profit pursuant to the purpose of this sub lease agreement by [June 1st, 2023], and the term of the lease shall be from the date of delivery until [ May 31, 2025 ].

Article 3 (Change of Use, Sublease, etc.) Without the consent of the Sublessor, the Sublessee shall not change the use or structure of the above real estate, or sublease, assign the leasehold rights of, or offer as security the above real estate, or use it for purposes other than the lease purpose.

Article 4 (Termination of the Agreement) Where the Sublessee has delayed paying rent more than twice in a row or violated Article 3, the Sublessor may forthwith terminate this Agreement.

Article 5 (Completion of the Agreement) Upon the completion of this sub-lease Agreement, the Sublessee shall restore the above real estate to its original condition and return it to the Sublessor. In this case, the Sublessor shall return the security deposit to the Sublessee, and if there exists any overdue rent or damages, such shall be deducted and the balance shall be returned.

Article 6 (Rescission of the Agreement) Until the Sublessee pays the Sublessor the interim price (where there is no interim price, the balance), the Sublessor may repay double the contract price and rescind this Agreement or the Sublessee may renounce the contract price and rescind this Agreement.

Article 7 (Default and Damages) Where either the Sublessor or Sublessee defaults on the stipulations of this Agreement, the other party may rescind this Agreement by providing written notice to the defaulting party. Either party may request from the other party damages incurred as a result of the rescission of this Agreement, and unless there is a separate agreement for damages, the contract price shall be the standard for damages.

Article 8 (Utilities) The Sublessee pays an amount equivalent to the Sublessee’s usage ratio (66.7%) of the total charge for the 11th floor as office utilities fees.

Special Agreements	The Sublessee is subject to all conditions, including the Lessee’s obligations and observance provisions, of the lease agreement between the Sublessor and the Lessor.

Details of the lease agreement between the Lessor and Sublessor

Security Deposit	[One hundred and fifty million] Korean Won (₩ 100,050,000)	Rent	[₩ 8,580,000]
Lessor	영빈물산㈜	Term	June 1st 2023 ~ May 31st 2025

If there is no objection hereto, the Lessor, Lessee, and Brokerage Agent shall cause this Agreement to be signed and sealed by stamping their seals on every page, and each party shall retain one copy hereof.

Date [June 1st 2023]

임대인 Sublessor	주소 / Address	11th fl , 527 Eonju-ro, Gangnam-gu, Seoul, Republic of Korea							도장 Seal
	주민등록번호 / Resident Registration No.	251-86-00766			전화 Tel	02-554-0983	성명 Name	Solaire Partners
임차인 Sublessee	주소 / Address	11th fl , 527 Eonju-ro, Gangnam-gu, Seoul, Republic of Korea							도장 Seal
	주민등록번호 / Resident Registration No.	659-84-00078			전화 Tel	02-554-0983	성명 Name	K Enter Holdings Korean Branch
개업 공인중개사 Agent	사무소 소재지 / Business Address				사무소 소재지 / Business Address
	사무소 명칭 / Trade Name				사무소 명칭 / Trade Name
	대 표 / Representative	서명․날인 Signature / Seal		(도장 / seal)	대 표 / Representative	서명․날인 Signature / Seal			(도장 / seal)
	등 록 번 호 / Business Registration No.		전화 Tel		등 록 번 호 / Business Registration No.			전화 Tel
	소속공인중개사 / Licensed Real Estate Agent	서명․날인 Signature / Seal		(도장 / seal)	소속공인중개사 / Licensed Real Estate Agent	서명․날인 Signature / Seal			(도장 / seal)